EXHIBIT 2.1

CADWALADER, WICKERSHAM & TAFT LLP
One World Financial Center
New York, New York  10281
Telephone:  (212) 504-6000
Facsimile:  (212) 504-6666
Deborah Piazza (DP 6640)
      - and-
1201 F Street N.W., Suite 1100
Washington, DC  20004
Telephone:  (202) 862-2200
Facsimile:  (202) 862-2400
Mark C. Ellenberg (ME 6927)
      - and-
LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, NJ 07068
Telephone:  (973) 597-2500
Facsimile:  (973) 597-2400
Kenneth A. Rosen (KR 4963)
Sharon L. Levine (SL 2109)
Co-Counsel for the Debtor and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

IN RE:                              |       TRENTON VICINAGE
                                    |
ABLE LABORATORIES, INC.,            |       CHAPTER 11
                                    |
                     DEBTOR.        |       CASE NO. 05-33129 (RTL)
                                    |
------------------------------------

                  SECOND AMENDED CHAPTER 11 PLAN OF LIQUIDATION

     The Debtor respectfully submits its Second Amended Plan of Liquidation pursuant to chapter 11, title 11 of the United States Code, in the form annexed hereto and made a part hereof.

Dated: Cranbury, New Jersey
       As of April 4, 2006

                                       ABLE LABORATORIES, INC

                                       By:  /s/Richard M. Shepperd
                                          ------------------------
                                          Name:  Richard M. Shepperd
                                          Title: Director of Restructuring

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  INTRODUCTION AND DEFINITIONS....................................

      A.    Introduction....................................................
      B.    General Overview................................................
      C.    Definitions.....................................................
            1.1   Administrative Claims Bar Date............................
            1.2   Administrative Expense Claim..............................
            1.3   Allowed...................................................
            1.4   Allowed Amount............................................
            1.5   Available Cash............................................
            1.6   Avoidance Actions.........................................
            1.7   Ballot....................................................
            1.8   Bankruptcy Code...........................................
            1.9   Bankruptcy Court..........................................
            1.10  Bankruptcy Rules..........................................
            1.11  Business Day..............................................
            1.12  Cash......................................................
            1.13  Cash Pool.................................................
            1.14  Causes of Action..........................................
            1.15  Chapter 11 Case...........................................
            1.16  Claim.....................................................
            1.17  Class.....................................................
            1.18  Collateral................................................
            1.19  Commencement Date.........................................
            1.20  Committee.................................................
            1.21  Confirmation Date.........................................
            1.22  Confirmation Hearing......................................
            1.23  Confirmation Order........................................
            1.24  Convenience Claim.........................................
            1.25  Cure......................................................
            1.26  Debtor....................................................
            1.27  Derivative Claims.........................................
            1.28  Disallowed................................................
            1.29  Disbursing Agent..........................................
            1.30  Disclosure Statement......................................
            1.31  Disputed Claim............................................
            1.32  Disputed Claims Reserve...................................
            1.33  Distribution Record Date..................................
            1.34  Distributions.............................................
            1.35  Effective Date............................................
            1.36  Equity Interest...........................................
            1.37  Equity Security...........................................
            1.38  Estate....................................................
            1.39  Executory Contract........................................
            1.40  FDA.......................................................
            1.41  Fee Claim.................................................
            1.42  Final Distribution Date...................................
            1.43  Final Order...............................................
            1.44  General Unsecured Claim...................................
            1.45  Initial Distribution Date.................................
            1.46  Interim Distribution Date.................................
            1.47  Liabilities...............................................
            1.48  Lien......................................................
            1.49  Litigation Trust..........................................
            1.50  Litigation Trustee........................................
            1.51  Litigation Trust Advisory Committee.......................
            1.52  Litigation Trust Agreement................................
            1.53  Litigation Trust Claims...................................
            1.54  Litigation Trust Interests................................
            1.55  Person....................................................
            1.56  Plan......................................................
            1.57  Plan Supplement...........................................
            1.58  Priority Non-Tax Claim....................................
            1.59  Priority Tax Claim........................................
            1.60  Professional..............................................
            1.61  Pro Rata Share............................................
            1.62  Reclamation Claim.........................................
            1.63  Rejection Claim...........................................
            1.64  Releasees.................................................
            1.65  Representatives...........................................
            1.66  Reserves..................................................
            1.67  Schedule of Assumed Contracts.............................
            1.68  Schedules.................................................
            1.69  Secured Claim.............................................
            1.70  Subordinated Claim........................................
            1.71  Tort Claim................................................
            1.72  Unsecured Claim...........................................

SECTION 2.  ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS...........

            2.1   Administrative Expense Claims.............................
            2.2   Compensation and Reimbursement Claims.....................
            2.3   Priority Tax Claims.......................................

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................

            3.1   Classes...................................................
            3.2   Subclasses for Class 1....................................

SECTION 4.  TREATMENT OF CLAIMS AND EQUITY INTERESTS........................

            4.1   Secured Claims (Class 1)..................................
            4.2   Priority Non-Tax Claims (Class 2).........................
            4.3   General Unsecured Claims (Class 3)........................
            4.4   Convenience Claims (Class 4)..............................
            4.5   Subordinated Claims (Class 5).............................
            4.6   Equity Interests (Class 6)................................

SECTION 5.  ACCEPTANCE OR REJECTION OF PLAN.................................

            5.1   Voting of Claims..........................................
            5.2   Acceptance by a Class.....................................
            5.3   Presumed Acceptance of Plan...............................
            5.4   Presumed Rejection of Plan................................

SECTION 6.  MEANS FOR IMPLEMENTATION........................................

            6.1   Process for Orderly Wind Up of the Debtor's Estate........
            6.2   Funding for the Plan......................................

SECTION 7.  DISTRIBUTIONS...................................................

            7.1   Distribution Record Date..................................
            7.2   Distributions.............................................
            7.3   Disbursing Agent..........................................
            7.4   Rights and Powers of Disbursing Agent.....................
            7.5   Surrender of Instruments..................................
            7.6   Delivery of Distributions.................................
            7.7   Manner of Payment Under Plan..............................
            7.8   De Minimis Distributions..................................
            7.9   Setoffs...................................................
            7.10  Allocation of Plan Distribution Between Principal
                   and Interest.............................................
            7.11  Withholding and Reporting Requirements....................
            7.12  Time Bar to Cash Payments.................................
            7.13  Transactions on Business Days.............................
            7.14  Closing of Chapter 11 Case................................

SECTION 8.  PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS...........

            8.1   Payments and Distributions with Respect to
                   Disputed Claims..........................................
            8.2   Preservation of Insurance.................................
            8.3   Resolution of Disputed Claims.............................
            8.4   Distributions After Allowance.............................
            8.5   Estimation of Claims......................................
            8.6   Disputed Claims Reserve...................................
            8.7   Investments of the Disputed Claims and Other Reserves.....
            8.8   Release of Amounts in the Disputed Claims Reserves........
            8.9   Mediation of Disputed Claims..............................
            8.10  Removal of Civil Actions..................................

SECTION 9.  THE LITIGATION TRUST............................................

            9.1   Establishment of the Trust................................
            9.2   The Litigation Trust Advisory Committee...................
            9.3   Purpose of the Litigation Trust...........................
            9.4   Funding Expenses of the Litigation Trust..................
            9.5   Transfer of Assets........................................
            9.6   Valuation of Assets.......................................
            9.7   Litigation; Responsibilities of Litigation Trustee........
            9.8   Investment Powers.........................................
            9.9   Annual Distribution; Withholding..........................
            9.10  Reporting Duties..........................................
            9.11  Trust Implementation......................................
            9.12  Registry of Beneficial Interests..........................
            9.13  Termination...............................................
            9.14  Net Litigation Trust Recovery/Assignment of Claims........

SECTION 10. EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................

            10.1  General Treatment.........................................
            10.2  Cure of Defaults..........................................
            10.3  Approval of Rejection of Executory Contracts
                   and Unexpired Leases.....................................
            10.4  Bar Date for Filing Proofs of Claim Relating
                   to Executory Contracts and Unexpired Leases
                   Rejected Pursuant to Plan................................

SECTION 11. CONDITIONS PRECEDENT TO EFFECTIVE DATE..........................

            11.1  Conditions to Effective Date..............................
            11.2  Waiver of Conditions......................................

SECTION 12. EFFECT OF CONFIRMATION..........................................

            12.1  Jurisdiction and Venue....................................
            12.2  Release of Assets.........................................
            12.3  Binding Effect............................................
            12.4  Termination of Stays......................................
            12.5  Injunction Against Asserting Claims or Interests..........
            12.6  Injunction Against Interference with Plan.................
            12.7  Cancellation of Equity Interests..........................
            12.8  Dissolution of Debtor.....................................
            12.9  Exculpation...............................................
            12.10 Releases by Holders of Claims and Interests...............
            12.11 Rights of Action..........................................
            12.12 Release by Debtor.........................................
            12.13 Release of Releasees by Other Releasees...................
            12.14 Claims of the United States Government....................
            12.15 Post-Confirmation Conversion/Dismissal....................

SECTION 13. RETENTION OF JURISDICTION.......................................

SECTION 14. MISCELLANEOUS PROVISIONS........................................

            14.1  No Retiree Benefits.......................................
            14.2  Deletion of Classes and Subclasses........................
            14.3  Dissolution of Committee..................................
            14.4  Post-Confirmation Date Fees and Expenses
                   of Professionals.........................................
            14.5  Exemption from Transfer Taxes.............................
            14.6  Abandonment of Records....................................
            14.7  Substantial Consummation..................................
            14.8  Payment of Statutory Fees.................................
            14.9  Effectuating Documents and Further Transactions...........
            14.10 Modification of Plan......................................
            14.11 Conflicts Between Plan and Disclosure Statement...........
            14.12 Revocation or Withdrawal of Plan..........................
            14.13 Cramdown..................................................
            14.14 Severability..............................................
            14.15 Request for Expedited Determination of Taxes..............
            14.16 Courts of Competent Jurisdiction..........................
            14.17 Governing Law.............................................
            14.18 Time.   ..................................................
            14.19 Headings..................................................
            14.20 Exhibits. ................................................
            14.21 Notices. .................................................
            14.22 Changes in Rates Subject to Regulatory
                   Commission Approval......................................

      SECTION 1. INTRODUCTION AND DEFINITIONS

            A. Introduction

            Able Laboratories, Inc. ("Able" or the "Debtor") is the debtor in a chapter 11 bankruptcy case. On July 18, 2005, Able commenced a bankruptcy case by filing a voluntary petition under chapter 11, title 11, United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"). The Debtor proposes the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code for the resolution of Able's outstanding Claims, Demands and Equity Interests (the "Plan"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the United States Bankruptcy Court for the District of New Jersey (the "Court"), and which is provided to help you understand the Plan.

            No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

            The Plan provides for the completion of FDA compliance, wind up of affairs and conversion of all of the Debtor's assets to cash and the distribution of the net proceeds realized therefrom to creditors in accordance with the priorities established by the Bankruptcy Code.

            The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Rule 3019 of the Bankruptcy Rules and Section 14.10 of the Plan, Able reserves the right to alter, amend or modify the Plan, as Able deems necessary, prior to substantial consummation with the consent of the Official Committee of Unsecured Creditors ("Committee").

            B. General Overview

            As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under the Plan.

            C. Definitions

            For purposes of the Plan, except as expressly otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this Section of the Plan. In all references herein to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text may require.

                  1.1 Administrative Claims Bar Date means the deadline for filing Administrative Claims, including Fee Claims, which date shall be thirty
(30) days after the Effective Date.

                  1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtor's Estate, any actual and necessary costs and expenses of operating the Debtor's business as a debtor-in-possession, any indebtedness or obligations incurred or assumed by the Debtor, as a debtor-in-possession, during the Chapter 11 Case (including, without limitation, (i) for the acquisition or lease of property or an interest in property or (ii) the rendition of services, including, without limitation, salaries, expenses and bonuses payable to ordinary course professionals), and any allowances of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections 330 or 503 of the Bankruptcy Code.

                  1.3 Allowed means, with reference to any Claim or Equity Interest, (i) any Claim against or Equity Interest in the Debtor that has been listed by the Debtor in the Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or equity interest has been filed, (ii) any timely filed Claim or Equity Interest as to which no objection to allowance has been interposed in accordance with section 8.3 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent that such objection is determined in favor of the respective holder, or (iii) any Claim or Equity Interest allowed by a Final Order or expressly provided for under the Plan.

                  1.4 Allowed Amount means, with respect to any Claim: the lesser of (i) the dollar amount of such Claim as Allowed; (ii) the estimated amount of such Claim; and (iii) the dollar amount agreed to by Able. Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest or penalties accruing on such Allowed Claim from and after the Commencement Date. In addition, unless an order of the Bankruptcy Court provides otherwise, the Allowed Amount of an Allowed Claim shall not, for any purpose under the Plan, include interest at any default rate of interest.

                  1.5 Available Cash means the actual aggregate sum of cash available in the Debtor's Estate for distribution to its Unsecured Creditors (after the payment of any allowed secured, administrative and priority claims against the Debtor and after the establishment of the necessary Reserves to administer the wind-down of the Debtor's Estate).

                  1.6 Avoidance Actions means any and all avoidance or recovery actions under sections 502(d), 542, 544, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code, or under related state or federal statutes and common law, whether or not litigation has been commenced with respect to such causes of action as of the Effective Date, which shall be transferred to the Litigation Trust upon the Effective Date as set forth in Section 9.1 below.

                  1.7 Ballot means each of the ballots and/or master ballots distributed with the Disclosure Statement to holders of Impaired Claims against or Equity Interests in Able (other than to holders of Impaired Claims or Equity Interests deemed to have rejected the Plan or otherwise not entitled to vote on the Plan) on which such ballot such holder of a Claim or Equity Interest may, among other things, vote to accept or reject the Plan.

                  1.8 Bankruptcy Code means title 11 of the United States Code, as in effect on the Commencement Date, together with all amendments, modifications and replacements of the foregoing, as the same may exist on any relevant date to the extent applicable to the Chapter 11 Case.

                  1.9 Bankruptcy Court means the United States Bankruptcy Court for the District of New Jersey having jurisdiction over this Chapter 11 Case and, to the extent that the reference of the Chapter 11 Case is withdrawn pursuant to 28 U.S.C. ss. 157(d), the United States District Court for the District of New Jersey.

                  1.10 Bankruptcy Rules means, collectively: (a) the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code; (b) the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Case or proceedings therein; and (c) the local rules of the Bankruptcy Court, all as amended from time to time and applicable in this Chapter 11 Case.

                  1.11 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New Jersey are required or authorized to close by law or executive order.

                  1.12 Cash means legal tender of the United States of America.

                  1.13 Cash Pool means Available Cash allocated to the holders of Allowed General Unsecured Claims.

                  1.14 Causes of Action means any and all actions, causes of action, obligations, accounts, controversies, rights to legal remedies, rights to equitable remedies, rights to payment, suits, debts, sums of money, damages, judgments, claims, and demands, whatsoever, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or which may be brought on behalf of Able and/or the Estate, arising under any provisions of the Bankruptcy Code or other applicable law, which shall be transferred to the Litigation Trust upon the Effective Date as set forth in Section 9.1 below.

                  1.15 Chapter 11 Case means the voluntary case commenced by the Debtor under chapter 11 of the Bankruptcy Code on the Commencement Date in the United States Bankruptcy Court for the District of New Jersey, styled In re Able Laboratories, Inc., Case No. 05-33129-RTL, which is currently pending before the Bankruptcy Court.

                  1.16 Claim means (i) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

                  1.17 Class means a class of Claims or Equity Interests established pursuant to Section 3.

                  1.18 Collateral means any property or interest in property of the Debtor's Estate subject to a valid and properly perfected lien, charge or other encumbrance to secure the payment or performance of a Claim, which lien, charge or other encumbrance is not subject to avoidance under the Bankruptcy Code or other applicable law.

                  1.19 Commencement Date means July 18, 2005.

                  1.20 Committee means the official committee of general unsecured creditors appointed by the Office of the United States Trustee in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code, as the membership of such Committee may be altered from time to time.

                  1.21 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

                  1.22 Confirmation Hearing means the hearing to be held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned from time to time.

                  1.23 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.24 Convenience Claim means (i) Allowed General Unsecured Claims of a holder of Allowed Claims against the Debtor in an aggregate amount equal to or less than $500, (ii) the Allowed General Unsecured Claims against the Debtor of a holder that has irrevocably elected on its ballot to reduce all such Claims against the Debtor to $500, or (iii) Disputed Claims against the Debtor that become Allowed General Unsecured Claims in an aggregate amount equal to or less than $500, with the consent of, and in the amount agreed to by, the Debtor or pursuant to a Final Order, provided, however, that in no event shall the distributions to a holder of an Allowed Convenience Claim exceed 100% of the amount of the Allowed Claim if less than the amount of the Convenience Class treatment.

                  1.25 Cure means the distribution of Cash, or such other property as may be agreed upon by the parties and/or ordered by the Bankruptcy Court, with respect to the assumption of an Executory Contract pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all accrued, due, and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such Executory Contract, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

                  1.26 Debtor means Able Laboratories, Inc., including in its capacity as a debtor-in-possession pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

                  1.27 Derivative Claims means those present and future actions and claims seeking a determination of director and officer liability including, but not limited to claims for, among other things, breach of fiduciary duties, which shall be transferred to the Litigation Trust upon the Effective Date as set forth in Section 9.1 below.

                  1.28 Disallowed means, when used with respect to a Claim against Able, a Claim that: (a) is disallowed in whole or in part (but solely to the extent of such disallowance) by an order of the Bankruptcy Court or other court of competent jurisdiction; or (b) has been withdrawn, in whole or in part, by the holder thereof.

                  1.29 Disbursing Agent means any entity (including the Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section
7.3 hereof.

                  1.30 Disclosure Statement means the written disclosure statement that relates to the Plan, including the exhibits and schedules thereto, as approved by the Bankruptcy Court as containing adequate information pursuant to section 1125 of the Bankruptcy Code and Rule 3017 of the Bankruptcy Rules, as such disclosure statement may be amended, modified, or supplemented from time to time.

                  1.31 Disputed Claim means any Claim that has not been Allowed pursuant to the Plan or a Final Order, including, without limitation:

                  (a) if no proof of claim has been timely and properly filed, a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtor, Committee, or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                  (b) if a proof of claim (whether relating to a Claim arising before or after the Commencement Date), or request for payment of an Administrative Expense Claim, has been timely and properly filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but for which the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated and which has not been resolved by written agreement of the parties or a Final Order; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtor, Committee, or any other party in interest, which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim. Further, a creditor who timely and properly filed a Cure Claim under section 365(b) of the Bankruptcy Code relating to the assumption and/or assumption and assignment of an executory contract or unexpired lease during the Chapter 11 Case, which Cure Claim has not been resolved by written agreement of the parties or a Final Order, shall be deemed to have a Disputed Claim to the extent that such timely and properly filed Claim differs from the amount, if any, of such Claim in the Debtor's books and records.

                  (c) Because it is not anticipated that the holders of Allowed Equity Interests willI receive any distribution on account of such Equity Interests, it is unnecessary to characterize any Equity Interests, or any portion thereof, as Disputed.

                  (d) Further, notwithstanding anything to the contrary in the Plan, if a Claim is or has been deemed disallowed for failure to comply with the Bar Date, such Claim will not receive any distribution on account of such Claim, and, thus, it is unnecessary to characterize or otherwise treat any such Claims as Disputed under the Plan.

                  (e) For purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtor or the Committee, as the case may be, of any objections to the allowance of Claims, any Claim that is not identified by the Debtor as an Allowed Claim shall be deemed a Disputed Claim.

                  1.32 Disputed Claims Reserve means, in the event there exists any Disputed Claim on or after the Effective Date, Cash to be set aside by the Debtor in an interest-bearing account, in amounts sufficient to pay all such Disputed Claims in accordance with the provisions of the Plan, if such Disputed Claims become Allowed Claims, and to be maintained under the Plan, as set forth more fully in Section 8.6 of the Plan. For Disputed Claims in Class 3, the amount of Cash to be set aside by the Debtor on the Effective Date shall not exceed the amount of the Class 3 Cash Pool.

                  1.33 Distribution Record Date means the date fixed by order of the Bankruptcy Court to allow the Debtor to identify the owner of any given claim as reflected on the official claims register for purposes of distribution.

                  1.34 Distributions means the properties or interests in property to be paid or distributed hereunder pursuant to the priority scheme as set forth in the Bankruptcy Code to holders of allowed claims.

                  1.35 Effective Date means a Business Day on or after the Confirmation Date specified by the Debtor on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to the effectiveness of the Plan specified in Section 11.1 of the Plan have been satisfied or waived.

                  1.36 Equity Interest means the rights of a holder of an Equity Security.

                  1.37 Equity Security means authorized capital stock, membership interests, partnership interests or similar ownership interests, whether or not transferable, including any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  1.38 Estate means the estate created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Debtor's Chapter 11 Case.

                  1.39 Executory Contract means any unexpired lease or executory contract that is subject to treatment under section 365 of the Bankruptcy Code.

                  1.40 FDA means the Food and Drug Administration.

                  1.41 Fee Claim means collectively, any Claim of a: (a) Professional for allowance of compensation and reimbursement of costs and expenses, and (b) member of the Committee for reimbursement of costs and expenses, incurred in the Chapter 11 Case prior to and including the Effective Date.

                  1.42 Final Distribution Date means, in the event Disputed Claims exist on the Effective Date, a date selected by the Debtor, in its sole discretion, on which all such Disputed Claims have been resolved by or in accordance with a Final Order, and the final distribution shall be made.

                  1.43 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, whether prior to or after the Effective Date, as to which the time for an appeal, petition for certiorari, or motion for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for reargument or rehearing shall be pending; provided, however, if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                  1.44 General Unsecured Claim means any Claim against the Debtor that (i) is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, a Priority Non-Tax Claim, or a Subordinated Claim, or (ii) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

                  1.45 Initial Distribution Date means the first date on or after the Effective Date, as scheduled by the Debtor, in its sole discretion, that a distribution of Cash is made to holders of Allowed Claims under the Plan.

                  1.46 Interim Distribution Date means one or more dates as scheduled by the Debtor, in its sole discretion, that a distribution of Cash is made to the holders of Allowed Claims under the Plan after the Initial Distribution Date but before the Final Distribution Date.

                  1.47 Liabilities means any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, demands, debts, liabilities or obligations of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or unmatured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part on any act or omission or other occurrence arising or taking place on or prior to the Effective Date.

                  1.48 Lien has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has been or may be avoided pursuant to an Avoidance Action shall not constitute a Lien).

                  1.49 Litigation Trust means the trust created by the Debtor in accordance with the provisions of Section 9 hereof and the Litigation Trust Agreement for the benefit of holders of Allowed Claims.

                  1.50 Litigation Trustee means the party appointed by the Committee to administer the Litigation Trust in accordance with the terms and provisions of Section 9 hereof and the Litigation Trust Agreement.

                  1.51 Litigation Trust Advisory Committee means the five (5) member committee appointed by the Committee to manage the Litigation Trust.

                  1.52 Litigation Trust Agreement means the trust agreement among the Debtor, the Litigation Trust Advisory Committee and the Litigation Trustee, which agreement shall be in form and substance satisfactory to the Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Litigation Trust shall pursue the Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.

                  1.53 Litigation Trust Claims means any and all claims and causes of action asserted, or which may be asserted, of any kind or nature by or on behalf of the Debtor or the Debtor's Estate arising under Federal or State law, including but not limited to those claims arising under or pursuant to sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

                  1.54 Litigation Trust Interests means the beneficial interests in the Litigation Trust to be deemed distributed ratably to holders of Allowed Claims pursuant to the terms and conditions of Section 9 of the Plan.

                  1.55 Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

                  1.56 Plan means this chapter 11 plan of the Debtor, including the Plan Supplement and the exhibits hereto and thereto, if any such Plan Supplement or exhibits are filed, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.57 Plan Supplement means a supplemental appendix to the Plan to be filed with the Bankruptcy Court at least seven (7) days prior to the deadline to file ballots for the Plan and objections to the Plan.

                  1.58 Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  1.59 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.60 Professional means any person retained or to be compensated pursuant to section 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

                  1.61 Pro Rata Share means, with respect to any Claim, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

                  1.62 Reclamation Claim means a reclamation claim as determined either (i) by agreement between the Debtor and the claimant; or (ii) by order of the Bankruptcy Court under section 546(c) of the Bankruptcy Code and applicable law.

                  1.63 Rejection Claim means a Claim for damages under section 502(g) of the Bankruptcy Code resulting from the rejection of an executory contract or unexpired lease by Able.

                  1.64 Releasees means, collectively, (i) Richard Shepperd and John Palmer, who were employed by the Debtor on or after the Commencement Date,
(ii) any member of the Committee, and (iii) any member, officer, agent or employee of a member of the Committee serving in such capacity on or after the Commencement Date.

                  1.65 Representatives means the officers, directors, employees, agents, attorneys, accountants, financial advisors, other representatives, subsidiaries, affiliates, or any person who controls any of these within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                  1.66 Reserves means one or more reserves of Cash established by the Debtor, in its sole discretion, in such amounts as determined by the Debtor from time to time in its sole discretion, to adequately fund the administration of the Plan and the Chapter 11 Case on and after the Effective Date.

                  1.67 Schedule of Assumed Contracts means the schedule listing the executory contracts and unexpired leases to be assumed by the Debtor, to be filed in the Plan Supplement.

                  1.68 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

                  1.69 Secured Claim means a Claim to the extent (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtor, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) validly secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code, which right of setoff is not subject to avoidance under the Bankruptcy Code or other applicable law.

                  1.70 Subordinated Claim means any Claim against the Debtor, whether secured or unsecured, for any fine, penalty, forfeiture, attorneys' fees (to the extent that such attorneys' fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against the Debtor of the type described in Section 510 of the Bankruptcy Code relating to equity interests (including all Equity Interests).

                  1.71 Tort Claim means any unliquidated Claim related to personal injury, property damage, products liability, wrongful death, employment litigation or other similar Claims against the Debtor arising out of events that occurred, in whole or in part, prior to the Commencement Date, which have not previously been compromised and settled or otherwise resolved.

                  1.72 Unsecured Claim means a Claim against Able that is not secured by a valid and enforceable Lien against property of Able and that is not an Administrative Claim, a Priority Non-Tax Claim, Priority Tax Claim, or Subordinated Claim.

            Other Definitions. Any term used and not defined herein but that is defined in the Bankruptcy Code shall have the meaning set forth therein. The words "herein", "hereof'", "hereto", "hereunder", and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Moreover some terms defined herein are defined in the section in which they are used.

      SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

            Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponents have not placed the following claims into classes. The treatment of these claims is provided below.

                  2.1 Administrative Expense Claims.

            Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code Section 503(b). Fees payable to the Clerk of the Bankruptcy Court and the Office of the United States Trustee were also incurred during the Chapter 11 Case. The Code requires that all administrative expenses be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

            Except to the extent that the Debtor and a holder of an Allowed Administrative Expense Claim agree to a different treatment, the Debtor shall pay to each holder of an Allowed Administrative Expense Claim, in full satisfaction of such Claim, Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Initial Distribution Date and (ii) the first Business Day after the date that is thirty
(30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor, as a debtor-in-possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtor, as debtor-in-possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

                  2.2 Compensation and Reimbursement Claims.

            The Court must approve all professional compensation and expenses. Nothing herein shall prohibit each professional person from requesting interim compensation during the course of this case pending Confirmation of the Plan. No motion or application is required to fix fees payable to the Clerk's Office or the Office of the United States Trustee, as those fees are determined by statute.

            All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall: (a) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (b) be paid in full in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Administrative Expense Claim is entered, or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtor. The Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred from and after the Confirmation Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                  2.3 Priority Tax Claims.

            Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires, and thus the Plan provides, that each holder of such a 507(a)(8) priority tax claim receives the present value of such claim in deferred cash payments, over a period not exceeding six (6) years from the date of the assessment of such tax.

            Except to the extent that the Debtor and the holder of an Allowed Priority Tax Claim against the Debtor agree to a different treatment, the Debtor shall pay to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Initial Distribution Date and (ii) the fifteenth (15th) Business Day of the first month following the month in which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon after such dates as is practicable. All Allowed Priority Tax Claims that are not due and payable on or before the Initial Distribution Date shall be paid in the ordinary course of business as such obligations become due.

      SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            Except for Administrative Expense Claims and Priority Tax Claims, all Claims against and Equity Interests in the Debtor are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in Section 2, have not been classified and thus are excluded from the following Classes.

            The following table designates the Classes of Claims against and Equity Interests in the Debtor and specifies which of those Classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan.

                  3.1 Classes.

Class                       Designation                  Impairment     Entitled to Vote
-----------------------     ------------------------     ----------     ---------------------
Class 1                     Secured Claim of             Impaired       Yes
                            AmerisourceBergen Corp.

Class 2                     Priority Non-Tax Claims      Unimpaired     No (deemed to accept)

Class 3                     General Unsecured Claims     Impaired       Yes

Class 4                     Convenience Claims           Impaired       Yes

Class 5                     Subordinated Claims          Impaired       No (deemed to reject)

Class 6                     Equity Holders               Impaired       No (deemed to reject)


                  3.2 Subclasses for Class 1.

            For convenience of identification, the Plan classifies the Allowed Claims in Class 1 as a single Class. In the event that Allowed Claims in Class 1 would contain as elements thereof two (2) or more Allowed Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Allowed Claims shall be divided into separate subclasses of Class 1.

      SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

            In full satisfaction and discharge of all of the Claims against or Equity Interests in the Debtor, Claims shall be paid pursuant to the priority scheme as set forth in the Bankruptcy Code:

                  4.1 Secured Claims (Class 1).

            Secured claims are Claims secured by liens on property of the estate. All Secured Claims are included in Class 1 and will receive the following treatment under the Plan:

            (a) On or as soon as reasonably practicable after the Initial Distribution Date, each holder of an Allowed Claim in Class 1 shall receive, at the election of the Debtor: (i) Cash equal to 100% of the amount of the Allowed Claim; (ii) the net proceeds of sale of Collateral up to the amount of Allowed Claim; (iii) the Collateral securing the Allowed Claim; (iv) such treatment that leaves unaltered the legal, equitable and contractual rights of the holder; or
(v) such other treatment as the Bankruptcy Court shall approve in connection with confirmation of the Debtor's Plan through a "cram down" under section 1129(b) of the Bankruptcy Code.

            (b) Class 1 Claims are impaired, and any holders of Allowed Claims in Class 1 are entitled to vote to accept or reject the Plan. In the event that Class 1 rejects the Plan, the Debtor reserves the right to request, pursuant to
Section 13.12, confirmation of its Plan through a "cram down" of such Subclass under section 1129(b) of the Bankruptcy Code and modification of the Plan to the extent, if any, confirmation under section 1129(b) requires modification.

            (c) In this class, the Debtor is only aware of the claim of AmerisourceBergen Corp., which has filed a claim in the approximate amount of $6,600,000.

                  4.2 Priority Non-Tax Claims (Class 2).

            Certain priority non-tax claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), (7) and (9) are entitled to priority treatment. These claims are to be treated as follows:

            On or as soon as reasonably practicable after the Initial Distribution Date, to the extent not already paid, each holder of an Allowed Claim in Class 2 shall receive Cash equal to the amount of such Allowed Claim, except to the extent that a holder of an Allowed Claim in Class 2 and the Debtor have agreed to a different treatment.

                  4.3 General Unsecured Claims (Class 3).

            General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). These claims are to be treated as follows:

            (a) On or as soon as reasonably practicable after the Initial Distribution Date, each holder of an Allowed Claim shall receive a Pro Rata Share of Available Cash in the Class 3 Cash Pool.

            (b) Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with Section 8.1(b) and applicable non-bankruptcy law, which is no longer appealable or subject to review, shall be deemed an Allowed Claim in Class 3 against the Debtor in such liquidated amount, provided, however, that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtor's insurance policies shall be treated as an Allowed Claim for the purposes of distributions under the Plan.

                  4.4 Convenience Claims (Class 4).

            On or as soon as reasonably practicable after the Initial Distribution Date, each holder of an Allowed Convenience Claim in Class 4 shall be paid an amount in Cash equal to one-hundred percent (100%) of such Allowed Claim.

                  4.5 Subordinated Claims (Class 5).

            There shall be no distribution to holders of Allowed Claims in Class 5, unless all Allowed Claims in Class 3 are paid in full. The likelihood that all Allowed Class 3 claims will be paid in full is extremely remote.

                  4.6 Equity Interests (Class 6).

            There shall be no distribution to holders of Allowed Interests in Class 6, unless all Allowed Claims in Classes 3 and 5 are paid in full. The likelihood that all Allowed Claims in Classes 3 and 5 will be paid in full is extremely remote.

      SECTION 5. ACCEPTANCE OR REJECTION OF PLAN

                  5.1 Voting of Claims.

            Each holder of an Allowed Claim in Classes 1, 3, and 4 (and only holders of Allowed Claims in these Classes) shall be entitled to vote to accept or reject the Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

                  5.2 Acceptance by a Class.

            Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the holders, of Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

                  5.3 Presumed Acceptance of Plan.

            Pursuant to section 1126(f) of the Bankruptcy Code, any Class that is unimpaired under a plan is conclusively presumed to accept a plan. Accordingly, under the Plan, Class 2 is unimpaired and is conclusively presumed to accept the Plan.

                  5.4 Presumed Rejection of Plan.

            In accordance with section 1126(g) of the Bankruptcy Code, any Class that is to receive no distribution under a plan is conclusively presumed to reject a plan. Accordingly, Class 5 and Class 6 are conclusively presumed to reject the Plan and the votes of such holders will not be solicited with respect to such Claims.

      SECTION 6. MEANS FOR IMPLEMENTATION

                  6.1 Process for Orderly Wind Up of the Debtor's Estate.

            (a) From and after the Confirmation Date, the Debtor shall continue in existence for the limited purpose of (i) completing its product recall, (ii) ensuring compliance with all FDA regulations and procedures, (iii) winding up its affairs as expeditiously as reasonably possible, (iv) liquidating, by conversion to Cash or other methods, any remaining assets of its Estate, as expeditiously as reasonably possible; (v) resolving Disputed Claims, (vi) administering the Plan, and (vii) filing appropriate tax returns.

            (b) From and after the Confirmation Date, and subject to the Effective Date, the Debtor may, without further approval of the Bankruptcy Court, use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any the Debtor's remaining assets for the purpose of liquidating and converting such assets to cash, making distributions and fully consummating the Plan.

                  6.2 Funding for the Plan.

            The Plan will be funded from the Debtor's sale proceeds, the collection of outstanding account receivables, other miscellaneous assets not sold, and Litigation Trust proceeds.

      SECTION 7. DISTRIBUTIONS

                  7.1 Distribution Record Date.

            (a) As of 5:00 p.m. prevailing Eastern time on the Distribution Record Date, the Debtor's books and records for each of the Classes of Claims or Equity Interests as maintained by such Debtor or its respective agent (the "Final Claims Registers") shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests.

            (b) The Debtor, the Committee and their respective agents, successors, and assigns shall have no obligation to recognize for any purpose any transfer of Claims occurring on or after 5:00 p.m. prevailing Eastern time on the Distribution Record Date. Instead, they all shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated in the Final Claims Registers, including, without limitation, with respect to any and all distributions to be made under the Plan, irrespective of the number of distributions to be made or the date of distributions.

                  7.2 Distributions.

            (a) All distributions will be paid pursuant to the priority scheme as set forth in the Bankruptcy Code.

            (b) (i) On the Initial Distribution Date, the aggregate amount of Available Cash deposited into the applicable Class 3 Cash Pool and distributed to the holders of Allowed Class 3 Claims on such date shall be divided among them in proportion to their respective Pro Rata Share on such date; and

                  (ii) On each Interim Distribution Date and on the Final Distribution Date, distributions on account of Allowed Claims in Class 3 shall be distributed to Allowed Claim holders on a Pro Rata basis; provided, however, that in no event shall the aggregate distributions to a holder of an Allowed Claim exceed 100% of the amount of such Allowed Claim. In no event shall the Debtor be obligated to make a distribution if, in the discretion of the Debtor, there is insufficient Available Cash to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution in which event such funds shall, in the Debtor's discretion, be donated to a reputable charitable organization; and provided further, however, that in no event shall the foregoing impair the rights of the Debtor under Section 8.8 of the Plan to use excess funds to satisfy the cost of administering the Plan.

            (c) In the event that at the date of any distribution of Available Cash to Unsecured Creditors there are any Disputed Claims held by Unsecured Creditors, then there shall be reserved for future distributions to the Unsecured Creditors pursuant to Section 7.2(b)(ii) a sufficient amount of Available Cash so that if all Disputed Claims subsequently become Allowed Claims, there will be adequate Available Cash to distribute to the Unsecured Creditors so that, upon making the final distribution to the Unsecured Creditors who become holders of Allowed Class 3 Claims, each such Unsecured Creditor will receive its full share of the aggregate Available Cash then and theretofore distributed to the holders of Allowed Class 3 Claims determined as provided in
Section 7.2(b)(ii) above.

                  7.3 Disbursing Agent.

            (a) All distributions under the Plan shall be made by the Debtor as Disbursing Agent (or such other entity designated by the Debtor as a Disbursing Agent on or after the Effective Date).

            (b) A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtor.

                  7.4 Rights and Powers of Disbursing Agent.

            The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby,
(iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  7.5 Surrender of Instruments.

            (a) In the discretion of the Debtor, each holder of an Allowed Claim represented by a certificated instrument or note may be required to surrender such instrument or note held by it to the Disbursing Agent or its designee. If so required by the Debtor, then any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan in respect of such Claim.

            (b) If so required by the Debtor under section 7.5(a), any other holder of an Allowed Claim who fails to take such action required by the Disbursing Agent or its designee to receive its distribution hereunder before the first anniversary of the Effective Date, or such earlier time as otherwise provided for in the Plan, may not participate in any distribution under the Plan in respect of such Claim. Any distribution forfeited hereunder shall in the Debtor's discretion, be included in the Reserves and/or become Available Cash.

                  7.6 Delivery of Distributions.

            Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of claim and equity interest filed by such holders or other writing, which is actually received by the Debtor after the Commencement Date at its headquarters facility or by the Debtor's attorneys in the Chapter 11 Case, notifying the Debtor of a change of address. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Debtor is notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest; provided, however, that all claims for undeliverable distributions shall be made on or before one hundred twenty (120) days after the date such undeliverable distribution was initially made. After such date, all unclaimed property shall, in the Debtor's discretion, be included in the Reserves and/or become Available Cash, and the holder of any such Claim shall not be entitled to any other or further distribution under the Plan on account of such Claim. Any unclaimed property or other distributions on account of Allowed Claims which are forfeited or otherwise deemed abandoned under any provision of the Plan, including without limitation, this Section 7.6, shall not be subject to any applicable state or other law or requirements (including, without limitation, reporting requirements) relating to such abandoned property or other similar property subject to escheat or reversionary interests.

                  7.7 Manner of Payment Under Plan.

            (a) All distributions to the holders of Allowed Claims against the Debtor under the Plan shall be made by, or on behalf of, the Debtor.

            (b) At the option of the Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  7.8 De Minimis Distributions.

            The Debtor as Disbursing Agent or such other entity designated by such Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to be distributed on any distribution date under the Plan (including the Initial Distribution Date and the Final Distribution Date) on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 will have its Claim for such distribution discharged and will be forever barred from asserting any such Claim against the Debtor or its respective property. Any Cash not distributed pursuant to this Section 7.8 will, in the Debtor's discretion, be included in the Reserves and/or become Available Cash, free of any restrictions thereon, and any such Cash held by a third-party Disbursing Agent will be returned to the Debtor.

                  7.9 Setoffs.

            The Debtor may, in accordance with the provisions of the Plan, the Bankruptcy Code, including, without limitation section 553, and/or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the Claims, rights and causes of action of any nature that the Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such Claims, rights and causes of action that the Debtor may possess against such holder; and provided further, however, that any Claims of the Debtor arising before the Commencement Date shall first be set off against Claims against the Debtor arising before the Commencement Date.

                  7.10 Allocation of Plan Distribution Between Principal and Interest.

            All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

                  7.11 Withholding and Reporting Requirements.

            In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

                  7.12 Time Bar to Cash Payments.

            Checks issued by the Debtor in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty (60) day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the Debtor's discretion, be included in the Reserves and/or become Available Cash, and the holder of any such Allowed Claim shall not be entitled to any other or further distribution under the Plan on account of such Allowed Claim.

                  7.13 Transactions on Business Days.

            If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

                  7.14 Closing of Chapter 11 Case.

            When all Disputed Claims filed against the Debtor have become Allowed Claims or have been disallowed by Final Order, and all distributions in respect of Allowed Claims have been made in accordance with the Plan, or at such earlier time as the Debtor deems appropriate, the Debtor with the consent of the Litigation Trustee shall seek authority from the Bankruptcy Court to close its Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

      SECTION 8. PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

                  8.1 Payments and Distributions with Respect to Disputed
      Claims.

            (a) Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

            (b) All unliquidated Tort Claims are Disputed Claims. At the Debtor's option, any unliquidated Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Case shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. The Debtor may exercise the above option by service of a notice upon the holder of the applicable Tort Claim of a notice informing the holder of such claim that the Debtor has exercised such option. Upon the Debtor's service of such notice, the automatic stay provided under section 362 of the Bankruptcy Code, as extended under Section
12.4 of the Plan, shall be deemed modified, without the necessity for further Bankruptcy Court approval, solely to the extent necessary to allow the parties to determine or liquidate the Tort Claim in the applicable administrative or judicial tribunal(s). Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court shall retain jurisdiction relating to Tort Claims, including the Debtor's right to have such Claims determined and/or liquidated in the Bankruptcy Court (or the United States District Court for the District of New Jersey pursuant to section 157(b)(2)(B) of title 28 of the United States Code, as may be applicable). Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 8.1(b) and applicable non-bankruptcy law which is no longer appealable or subject to review shall be deemed an Allowed Claim in Class 3 against the Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtor's insurance policies shall be treated as an Allowed Claim for the purposes of distributions under the Plan. In no event shall a distribution be made under the Plan to the holder of a Tort Claim on account of any portion of an Allowed Claim in excess of the Debtor's deductible or self-insured retention under any applicable insurance policy. In the event a Tort Claim is determined and liquidated pursuant to a judgment or order obtained in accordance with this Section 8.1(b) and applicable non-bankruptcy law provides for no recovery against the Debtor, which is no longer appealable or subject to review, such Tort Claim shall be deemed expunged without the necessity for further Bankruptcy Court approval upon the Debtor's service of a copy of such judgment or order upon the holder of such Tort Claim. Nothing contained in this Section 8.1(b) shall constitute or be deemed a waiver of any Claim, right or cause of action that the Debtor may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b)(5) of title 28 of the United States Code. This entire Section 8.1(b) is subject to the Debtor's right to elect to follow the procedures provided for in Sections 8.5 and 8.9.

                  8.2 Preservation of Insurance.

            Nothing in the Plan, shall diminish or impair the enforceability or coverage of any insurance policies that may cover Claims against the Debtor, its agents, employees, officers and directors or which inure to the benefit of the Estate or the Litigation Trustee.

                  8.3 Resolution of Disputed Claims.

            (a) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for below, the Debtor, in coordination and consultation with the Litigation Trustee, shall make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date; provided, however, that such ninety (90) day period may be automatically extended by the Debtor, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty (30) days with the consent of the Litigation Trustee (not to be unreasonably withheld). The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by the Plan. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Debtor or the Litigation Trustee effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent that counsel for the holder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or equity interest or other representative identified in the proof of claim or equity interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the holder's behalf in the Chapter 11 Case.

      (b) Nothing in the Plan shall alter or impair any settlement authority, procedures and/or protocols used by the Debtor or the Litigation Trustee pursuant to orders of the Bankruptcy Court and/or agreement of the Debtor prior to the Effective Date and the Debtor or the Litigation Trustee may, after the Effective Date enter into one or more settlements (including, without limitation, lump-sum Cash settlements) pursuant to such pre-Effective Date authority, procedures and/or protocols.

            (c) With respect to disputed Claims or interests, the Disbursing Agent will hold in a separate interest bearing reserve account such funds as would be necessary in order to make the required distribution on the Claim or interest, as listed either in the Debtor's schedules or the filed proof(s) of claim.

                  8.4 Distributions After Allowance.

            If, on or after the Effective Date, any Disputed Claim becomes an Allowed Claim, the Debtor shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Any distributions shall be made as soon as practicable after the date that (i) the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, or (ii) the parties enter into an agreement to compromise, settle or otherwise resolve such Disputed Claims in accordance with the procedures set forth herein (including, without limitation, any pre-Effective Date settlement authority, procedures and/or protocols), but in no event more than thirty (30) days thereafter.

                  8.5 Estimation of Claims.

            The Debtor or the Committee may, at any time, and in consultation with each other, request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Committee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, subject to the Effective Date, Claims that have been estimated may be subsequently compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court.

                  8.6 Disputed Claims Reserve.

            On and after the Effective Date, the Debtor shall hold in the Disputed Claims Reserve, Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date. Cash withheld and reserved for payments to holders of Disputed Claims shall be held and deposited by the Debtor in one or more segregated interest-bearing reserve accounts, as determined by the Debtor, to be used to satisfy such Claims if and when such Disputed Claims become Allowed Claims.

                  8.7 Investments of the Disputed Claims and Other Reserves.

            The Debtor shall be permitted, from time to time, in its discretion to invest all or a portion of the Cash in the Disputed Claims Reserves (and any other reserves established by the Debtor, including one or more Reserves to fund the wind-down of the Debtor's Estate and implementation of the Plan) in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court. All interest earned on such Cash shall be held in the Disputed Claims Reserves and Reserves, after satisfaction of any expenses incurred in connection with the maintenance of the Disputed Claims Reserves and Reserves, including taxes payable on such interest income, if any, shall be transferred out of the Disputed Claims Reserves and Reserves, in the discretion of the Debtor, be used to satisfy the costs of administering and fully consummating the Plan or become Available Cash for distribution in accordance with the Plan.

                  8.8 Release of Amounts in the Disputed Claims Reserves.

            If at any time or from time to time after the Effective Date, there shall be Cash in the Disputed Claims Reserves in an amount in excess of the Debtor's maximum remaining payment obligations to the then existing holders of Disputed Claims against the Debtor under the Plan, such excess funds shall become available to the Debtor and shall, in the discretion of the Debtor, be deposited in the Reserves or become Available Cash for distribution in accordance with the Plan. Excess Cash in the Reserves shall become Available Cash for distribution in accordance with the Plan as and when agreed upon by the Debtor.

                  8.9 Mediation of Disputed Claims.

            The automatic stay of section 362 of the Bankruptcy Code shall remain in effect after the Effective Date with respect to all Disputed Claims. All holders of Disputed Claims (other than Tort Claims, except as otherwise provided for in Section 8.9(f) below) shall comply with the following procedures:

            (a) At its option, the Debtor may (i) request that the holder of a Disputed Claim provide documentation to evidence the validity and amount of such Claim, and/or (ii) submit a written counter-proposal to the holder of a Disputed Claim. In lieu of, or in addition to, the foregoing, the Debtor may file an objection to such Disputed Claim.

            (b) The holder of a Disputed Claim may accept the Debtor's counter-proposal at any time within fourteen (14) days of the Debtor's mailing of such counter-proposal.

            (c) If no settlement is reached pursuant to paragraphs (a) and (b) above, the Debtor, at its discretion (in consultation with the Litigation Trustee), shall have the option to require the holder of a Disputed Claim to participate in a non-binding mediation process. All mediation pursuant to this
Section 8.9 shall be conducted at the Debtor's option in either Newark, New Jersey or New York, New York, pursuant to the Local Bankruptcy Rules of the Bankruptcy Court. In the event that a mediation is scheduled and the holder of the Disputed Claim does not participate in the mediation, the Disputed Claim shall be disallowed in its entirety.

            (d) If the Debtor and the holder of a Disputed Claim are unable to reach an agreement on a Claim amount pursuant to the procedures set forth above, the Disputed Claim shall be submitted to the Bankruptcy Court for resolution. If it is determined that the United States Bankruptcy Court for the District of New Jersey does not have jurisdiction to resolve any Disputed Claim, then the Disputed Claim shall be submitted to the United States District Court for the District of New Jersey for resolution.

            (e) The Debtor (with the consent of the Litigation Trustee) and the holder of a Disputed Claim may seek to settle, compromise or otherwise resolve any Disputed Claim at any time in accordance with the Plan or any order of the Bankruptcy Court approving a settlement procedure for Disputed Claims for the Debtor and the Litigation Trustee.

            (f) At its option, the Debtor may require the holder of a Disputed Tort Claim to either (i) comply with the mediation procedures provided for in this Section 8.9 or (ii) comply with any other separate mediation and/or arbitration procedures approved in the Chapter 11 Case.

                  8.10 Removal of Civil Actions.

            To the extent the Debtor has any civil state court actions pending on or after the Confirmation Date, the Debtor shall retain the ability to remove such actions to the Bankruptcy Court pursuant to section 1452 of title 28 of the United States Code and Bankruptcy Rules 9006 and 9027 until the closure of the Chapter 11 Case of the Debtor.

      SECTION 9. THE LITIGATION TRUST

                  9.1 Establishment of the Trust.

            The Debtor, on its own behalf and on behalf of holders of Allowed Claims in Class 3, shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust. The Debtor shall transfer to the Litigation Trust upon the Effective Date all of its right, title, and interest in the Litigation Trust Claims including all Causes of Action, Avoidance Actions, Derivative Claims and the proceeds of the foregoing. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Litigation Trust and shall vest in the Litigation Trustee and its representatives, and the Debtor. The Litigation Trustee is authorized to take all necessary actions to effectuate the transfer of such privileges.

                  9.2 The Litigation Trust Advisory Committee.

            The Litigation Trust shall be managed by the Litigation Trust Advisory Committee. The Litigation Trust Advisory Committee shall be a five (5) member committee appointed by the Committee and may include members of the Committee. The Litigation Trust Advisory Committee shall exercise such rights and responsibilities as set forth in the Litigation Trust Agreement, including the appointment of the Litigation Trustee. In the event of the death or resignation of any member of the Litigation Trust Advisory Committee after the Effective Date, the remaining members of the Litigation Trust Advisory Committee shall have the right to designate a successor from among the holders of Allowed Class 3 Claims. If a Litigation Trust Advisory Committee member assigns its entire Claim or releases the Debtor from payment of the entire balance of its Claim, such act shall constitute a resignation from the Litigation Trust Advisory Committee. Until a vacancy on the Litigation Trust Advisory Committee is filled, the Litigation Trust Advisory Committee shall function in its reduced number. The individual members of the Litigation Trust Advisory Committee shall serve without compensation, except that they shall be entitled to reimbursement of reasonable expenses by the Debtor pursuant to the procedures set forth in
Section 14.4 of the Plan.

                  9.3 Purpose of the Litigation Trust.

            The Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

                  9.4 Funding Expenses of the Litigation Trust.

            The Debtor shall initially fund the Litigation Trust on the Effective Date with a sum to be agreed upon by and between the Debtor and the Litigation Trustee. Thereafter, the Debtor shall provide such additional funding to the Litigation Trust as the Litigation Trustee, after consultation with and approval by the Litigation Trust Advisory Committee, shall determine is reasonably necessary to allow the Litigation Trustee to continue to prosecute the Causes of Action and otherwise fulfill his duties under the Litigation Trust.

                  9.5 Transfer of Assets.

            (a) The transfer of the Litigation Trust Claims to the Litigation Trust shall be made, as provided herein, for the ratable benefit of the holders of Allowed Claims in Class 3, only to the extent the holders in such Class are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Class 3, the Litigation Trust Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtor on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Class 3, the Debtor shall transfer such Litigation Trust Claims to the Litigation Trust in exchange for Litigation Trust Interests for the ratable benefit of holders of Allowed Claims in Class 3, in accordance with the Plan. Upon the transfer of the Litigation Trust Claims, the Debtor shall have no interest in or with respect to the Litigation Trust Claims or the Litigation Trust. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Litigation Trust Claims to the Litigation Trust shall not affect the mutuality of obligations which may have otherwise existed prior to the effectuation of such transfer.

            (b) For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Committee, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of assets to the Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Class 3, followed by a transfer by such holders to the Litigation Trust and the beneficiaries of the Litigation Trust shall be treated as the grantors and owners thereof.

                  9.6 Valuation of Assets.

            As soon as possible after the creation of the Litigation Trust, but in no event later than thirty (30) days thereafter, the Litigation Trustee shall determine the value of the assets transferred to the Litigation Trust, based on its the good faith determination, and the Litigation Trustee shall apprise, in writing, the beneficiaries of the Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Committee, the Litigation Trustee and the beneficiaries of the Litigation Trust) for all federal income tax purposes.

                  9.7 Litigation; Responsibilities of Litigation Trustee.

            (a) The Litigation Trustee, in its reasonable discretion and upon the exercise of its reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions in consultation with the Debtor, and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee and its professionals shall have the absolute right to pursue or not to pursue any and all Litigation Trust Claims as it determines is in the best interests of the beneficiaries of the Litigation Trust, and consistent with the purposes of the Litigation Trust, and shall have no liability for the outcome of their decisions except for any damages caused by willful misconduct or gross negligence. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Litigation Trust Agreement.

            (b) The Litigation Trustee shall be named in the Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Litigation Trust.

                  9.8 Investment Powers.

            The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 7 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service ("IRS") guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (1) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement; and, provided further, that, under no circumstances, shall the Litigation Trust segregate the assets of the Litigation Trust on the basis of classification of the holders of Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims in accordance with the provisions hereof.

                  9.9 Annual Distribution; Withholding.

            The Litigation Trustee shall distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation,
(ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust), and
(iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement. The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

                  9.10 Reporting Duties.

            (a) Federal Income Tax Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee (or the Debtor or Committee) so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee shall also annually send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns.

            (b) Allocations of Litigation Trust Taxable Income: Allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Litigation Trust Interests, taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow collected by the Litigation Trust). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Litigation Trust Claims. The tax book value of the Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the Internal Revenue Code, the regulations and other applicable administrative and judicial authorities and pronouncements.

            (c) Other: The Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust that are required by any governmental unit.

                  9.11 Trust Implementation.

            The Litigation Trust shall be established and become effective for the benefit of Allowed Claims in Class 3. The Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtor, the Litigation Trustee and holders of Allowed Claims in Class 3) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.

                  9.12 Registry of Beneficial Interests.

            The Litigation Trustee shall maintain a registry of the holders of Litigation Trust Interests.

                  9.13 Termination.

            The Litigation Trust shall terminate no later than the third (3rd) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

                  9.14 Net Litigation Trust Recovery/Assignment of Claims.

            (a) Net Judgment: Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount"), and (ii) is permitted by a Final Outer to assert a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a "Valid Setoff"), (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and
(z) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor with respect to the Valid Setoff.

            (b) Assignment: Notwithstanding anything contained herein to the contrary, in the event that a compromise and settlement of a Litigation Trust Claim or a Final Order with respect to a Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against the Debtor for purposes of computing amounts of distributions, (i) such Claim shall be deemed allowed at the lesser of (y) the "Estimated Allowed Amount" (which shall exclude duplicative Claims) of such Claim, as reflected on the Debtor's claims management system, and (z) the filed proof of claim with respect thereto; provided, however, that, in the event that such proof of claim was filed in a zero dollar ($0.00), contingent or unliquidated amount, such Claim shall be deemed allowed at the "Estimated Allowed Amount" of such Claim on the Debtor's claims management system, (ii) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Litigation Trust, (iii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Litigation Trust and
(iv) such defendant shall not be entitled to receive distributions from the Litigation Trust on account thereof, and, provided, further, that, in the event that any modifications are made to the "Estimated Allowed Amount" of Claims as reflected in the Debtor's claims management system, and provided that the Committee shall have an opportunity to review such modifications.

      SECTION 10. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  10.1 General Treatment.

            (a) On the Effective Date, all pre-petition executory contracts and unexpired leases to which the Debtor is a party, including, but not limited to, all employment, expense, compensation and indemnification agreements, shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided, however, that the Debtor, upon the consent of the Committee and/or the Litigation Trustee, as the case may be, reserves the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection, or
(ii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankruptcy Code by the Debtor on or before the Effective Date.

            (b) The Debtor expressly reserves the right to reject any contract or lease in the event that there is a dispute concerning the amount necessary to cure defaults, notwithstanding the fact that such dispute may arise after the Effective Date of the Plan.

            (c) If you are a party to a contract or lease to be assumed or rejected and you object to the assumption or rejection of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

                  10.2 Cure of Defaults.

            (a) Except to the extent that a different treatment has been agreed to by parties to any executory contract or unexpired lease to be assumed under the Plan pursuant to Section 10.1 hereof, the Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistently with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Effective Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the Debtor. If there are any objections filed, the Bankruptcy Court shall hold a hearing. The Debtor shall retain the right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtor shall have the right to reject such executory contract or unexpired lease.

            (b) Subject to Section 10.1 of the Plan, the pre-petition executory contracts and unexpired leases on the Schedule of Assumed Contracts shall be assumed by the Debtor as indicated on such Schedule. Except as may otherwise be ordered by the Bankruptcy Court, the Debtor shall have the right to cause any assumed executory contract or unexpired lease to vest in the Debtor designated for such purpose by the Debtor.

                  10.3 Approval of Rejection of Executory Contracts and Unexpired Leases.

            Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any pre-petition executory contracts and unexpired leases to be rejected as and to the extent provided in Section 10.1 of the Plan.

                  10.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to Plan.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS TWENTY (20) DAYS AFTER THE EFFECTIVE DATE.

            Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 10.1 of the Plan must be filed with the Bankruptcy Court no later than twenty (20) days after the Effective Date. Any Claims not filed within such time period will be forever barred from assertion against the Debtor and/or the Estate.

      SECTION 11. CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  11.1 Conditions to Effective Date.

            The following are conditions precedent to the Effective Date:

            (a) The Bankruptcy Court shall have entered the Confirmation Order, in form and substance satisfactory to the Debtor and the Committee;

            (b) No stay of the Confirmation Order shall then be in effect; and

            (c) All documents, instruments and agreements, in form and substance satisfactory to the Debtor and the Committee provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.

            (d) The Debtor has delivered and executed the Litigation Trust Agreement in a form acceptable to the Committee.

                  11.2 Waiver of Conditions.

            The Debtor, with the consent of the Committee, may waive the conditions to effectiveness of the Plan set forth in Section 11.1(c) of the Plan without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan

      SECTION 12. EFFECT OF CONFIRMATION

12.1  Jurisdiction and Venue.

            On the Commencement Date, the Debtor commenced the Chapter 11 Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code. Venue in the District of New Jersey was proper as of the Commencement Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. ss. 1334 and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

                  12.2 Release of Assets.

            Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtor, its assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Sections 12 and 13 of the Plan, and the Debtor shall perform and wind up its affairs as provided in the Plan.

                  12.3 Binding Effect.

            Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interests in, the Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

                  12.4 Termination of Stays.

            Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

                  12.5 Injunction Against Asserting Claims or Interests.

            Except as to the Litigation Trustee, on and after the Confirmation Date, subject to the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the Debtor for which the Litigation Trustee retains sole and exclusive authority to pursue in accordance with
Section 12.11 of the Plan.

                  12.6 Injunction Against Interference with Plan.

            Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

                  12.7 Cancellation of Equity Interests.

            On the Effective Date, all Equity Interests in the Debtor shall be, and shall be deemed to be, discharged or canceled and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtor, the Liquidation Trust and any of the assets or properties of the Debtor or the Liquidation Trust, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or equity interest.

                  12.8 Dissolution of Debtor.

            Upon the distribution of all assets of the Debtor's Estate pursuant to the Plan and the filing by or on behalf of the Debtor of a certification to that effect with the Bankruptcy Court, the Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtor or payments to be made in connection therewith. Upon the Effective Date, the Debtor's board of directors shall be relieved of any further duties and responsibilities in connection with the Debtor and the Debtor shall be managed by Charles Stanziale who shall serve as the sole officer and director of the Debtor. From and after the Effective Date, the Debtor shall not be required to file any document, pay any fee or expense, or take any other action, to withdraw its business operations from any state in which the Debtor previously conducted business.

                  12.9 Exculpation.

            Except for gross negligence, fraud or willful misconduct, the Releasees shall not have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, transactions or relationships with the Debtor (either prior to or after the Commencement Date), securities claims, fiduciary and other similar claims, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan and, in all respects, such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities during the Chapter 11 Case and under the Plan. Without limitation of the foregoing, each such Releasee shall be released and exculpated from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any holder of a Claim or Equity Interest is entitled to assert in its own right or on behalf of any other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place for the period from the Commencement Date to the Effective Date in any way relating to the subject matter of this Section 12.9.

                  12.10 Releases by Holders of Claims and Interests.

            Except as otherwise specifically provided in the Plan, on and after the Effective Date, Holders of Claims and Interests (a) voting to accept the Plan, or (b) abstaining from voting on the Plan and electing not to opt out of the release contained in this paragraph (which by definition, does not include holders of Claims and Interests who are not entitled to vote in favor of or against the Plan and in fact do not so vote) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Releasees from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor's Chapter 11 Case, the Debtor's sale of assets, the purchase or sale of any security of the Debtor, any Releasee, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Releasee that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Releasee reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by the applicable non-bankruptcy law). The vote or election of a trustee or other agent under this paragraph acting on behalf of or at the discretion of a Holder of Claim or Interest shall bind such Holder to the same extent as if such Holder had itself voted or made such an election.

                  12.11 Rights of Action.

            (a) On and after the Effective Date, and except as may otherwise be agreed to by the Litigation Trustee, the Litigation Trustee will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person and rights of the Debtor that arose before or after the Commencement Date, including, but not limited to, rights, claims, Causes of Action, Avoidance Actions, Litigation Trust Claims, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code. The Liquidating Trustee may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Litigation Trustee may, in its discretion, offset any such claim held against a Person against any payment due such Person under the Plan; provided, however, that any claims of the Debtor arising before the Commencement Date shall first be offset against Claims against the Debtor arising before the Commencement Date.

            (b) Nothing in the Plan or the Confirmation Order shall limit, impair or otherwise restrict the rights of the Litigation Trustee to bring any claim or cause of action against any Person for any reason whatsoever, including, without limitation, the failure of the Plan to identify and/or describe such potential claim(s) or cause of action(s) with specificity.

            (c) In addition to the general reservation of rights, the Debtor, subject to the consent of the Committee and/or the Litigation Trustee, as the case may be, reserves the right to modify the Plan at any time prior to or after substantial consummation of the Plan to include such specificity, if necessary, or otherwise desirable, without the necessity of complying with section 1127(b) of the Bankruptcy Code.

            (d) Without limiting the foregoing, the Bankruptcy Court shall retain jurisdiction over all matters and litigation commenced after the Confirmation Date as set forth in Section 13.

                  12.12 Release by Debtor.

            Except for gross negligence, fraud or willful misconduct, from and after the Effective Date, the Releasees shall be released by the Debtor from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor is entitled to assert in its own right or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Chapter 11 Case or the negotiation, formulation and preparation of the Plan or any related document, except for claims in respect of any loan, advance or similar payment by any Debtor to any such Person or any contractual obligation owed by such Person to any Debtor.

                  12.13 Release of Releasees by Other Releasees.

            From and after the Effective Date, the Releasees shall release each other from any and all claims (as defined in section 101(5) of the Bankruptcy
Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Releasee is entitled to assert against any other Releasee, based in whole or in part upon any act or omission, transaction, agreement, event or occurrence taking place on or before the Effective Date in any way relating to any Debtor, the Chapter 11 Case or the negotiation, formulation and preparation of the Plan or any related document, except for claims or causes of actions against any Releasee resulting from the willful misconduct or gross negligence of such Releasee.

                  12.14 Claims of the United States Government.

            Nothing in the Plan shall effect a release of any non-Debtor from any claim by the United States Government or any of its agencies; nor shall anything in the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against any non-Debtor; provided, however, that this
Section 12.14 shall in no way affect or limit the discharge granted to any Debtor under Chapter 11 of the Bankruptcy Code.

                  12.15 Post-Confirmation Conversion/Dismissal

            A creditor or party in interest may bring a motion to convert or dismiss the case under ss. 1112(b), after the Plan is confirmed, if there is a default in performing under the Plan. If the Court orders the case converted to chapter 7 after the Plan is confirmed, then all property that had been property of the chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revert in the chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

      SECTION 13. RETENTION OF JURISDICTION

            On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction of this case, pursuant to the provisions of chapter 11 of the Bankruptcy Code, over all matters arising in, arising under, or related to the Chapter 11 Case and the Plan for, among other things, the following purposes:

            (a) To hear and determine motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

            (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

            (c) To ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

            (d) To consider Claims and Equity Interests or the allowance, classification, priority, compromise, estimation or payment of any Claim or Equity Interest, Administrative Expense Claim, Disputed Claim or Equity Interest, including the consideration of claims asserted by alleged construction lien claimants;

            (e) To remove to the Bankruptcy Court civil actions pending in state court;

            (f) To enter, implement or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

            (g) To hear and determine any issues arising from the Debtor's completion of the recall of its products and/or any other FDA compliance regulations;

            (h) To hear and determine any issues arising from the Debtor's sale of assets, including, without limitation, any issues relating to the escrow fund being held in connection with the sale of assets;

            (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

            (j) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the disclosure statement for the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

            (k) To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

            (l) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

            (m) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

            (n) To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

            (o) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (p) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);

            (q) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

            (r) To recover all assets of the Debtor and property of the Debtor's Estate, wherever located;

            (s) To make such orders as are necessary or appropriate to carry out the provisions of the Plan; and

            (t) To enter a final decree closing the Chapter 11 Case.

            In addition, the Court shall retain jurisdiction to implement the provisions of the Plan in the manner as provided under Section 1142, sub-paragraphs (a) and (b) of the Bankruptcy Code. If the Court abstains from exercising, or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter set forth in this Section, or if the Debtor or the reorganized debtor elect to bring an action or proceeding in any other forum, then this Section shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court, public authority or commission having competent jurisdiction over such matters.

      SECTION 14. MISCELLANEOUS PROVISIONS

                  14.1 No Retiree Benefits.

            The Debtor no longer funds or maintains any retiree benefit plans, funds or programs, as defined in section 1114 of the Bankruptcy Code, for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise).

                  14.2 Deletion of Classes and Subclasses.

            Any Class or Subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the confirmation hearing shall be deemed deleted from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class or Subclass under section 1129(a)(8) of the Bankruptcy Code.

                  14.3 Dissolution of Committee.

            Upon the Effective Date, the Committee shall terminate and cease to exist and such members shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Case of the Debtor.

                  14.4 Post-Confirmation Date Fees and Expenses of
      Professionals.

            After the Confirmation Date, the Debtor and Litigation Trustee shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional persons employed by the Debtor and the Litigation Trustee in connection with the implementation and consummation of the Plan, the claims reconciliation process and any other matters as to which such professionals may be engaged. The fees and expenses of such professionals shall be paid within fifteen (15) Business Days after submission of a detailed invoice therefor to the Debtor or Litigation Trustee as the case may be. If the Debtor or Litigation Trustee disputes the reasonableness of any such invoice, the Debtor or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such fees and expenses shall be paid as provided for herein. The procedures set forth in this Section 14.4 shall also apply to the reimbursement of reasonable expenses incurred by the Litigation Trust Advisory Committee as set forth in Section 9.2.

                  14.5 Exemption from Transfer Taxes.

            Pursuant to section 1146(c) of the Bankruptcy Code, neither (i) the issuance, transfer or exchange of any security under, in furtherance of, or in connection with, the Plan, nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including real and personal property), shall be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

                  14.6 Abandonment of Records.

            On or after the Effective Date, pursuant to section 554(a) of the Bankruptcy Code, the Debtor is authorized, from time to time, without further application to the Court or notice to any party, except upon consultation with and written consent of the Litigation Trustee (not to be unreasonably withheld), the Securities and Exchange Commission and the United States Attorney for the District of New Jersey, on behalf of itself and the FDA, to abandon or otherwise destroy documents and records (whether in electronic or paper format) that it determines, in its reasonable business judgment, are no longer necessary to administration of the Chapter 11 Case and the wind up of the Debtor's Estate. The Debtor shall be permitted to abandon or otherwise destroy such documents and records notwithstanding any federal, state or local law or requirement requiring the retention of the applicable documents or records.

                  14.7 Substantial Consummation.

      On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

                  14.8 Payment of Statutory Fees.

            (a) All fees payable pursuant to chapter 123 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid by the Debtor as they become due.

            (b) Except as otherwise agreed by the Debtor and the Office of the United States Trustee assigned to the Chapter 11 Case, from and after the Effective Date, the Debtor shall file quarterly disbursement reports in lieu of monthly operating reports.

                  14.9 Effectuating Documents and Further Transactions.

            The Director of Restructuring, or if such person is unable or unwilling to do so, any other authorized officer of the Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Debtor as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, without any further action by or approval of the board of directors of the Debtor.

                  14.10 Modification of Plan.

            The Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, and with the consent of the Committee, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan without the necessity of complying with section 1127(b) of the Bankruptcy Code. A holder of an Allowed Claim or Equity Interest that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  14.11 Conflicts Between Plan and Disclosure Statement.

            To the extent of any inconsistency between the provisions of the Plan and the Disclosure Statement exist, the terms and conditions contained in this Plan shall govern.

                  14.12 Revocation or Withdrawal of Plan.

            The Debtor, upon the consent of the Committee, may withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any other Person in any further proceedings involving the Debtor.

                  14.13 Cramdown.

            The Debtor requests confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to have not accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor reserves the right to (i) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class or Subclass that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify the Plan to the extent, if any, that confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

                  14.14 Severability.

            In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistently with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  14.15 Request for Expedited Determination of Taxes.

            The Debtor shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through and including the Final Distribution Date.

                  14.16 Courts of Competent Jurisdiction.

            If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                  14.17 Governing Law.

            Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, or to the extent that an Exhibit hereto or a Schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

                  14.18 Time.

            In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

                  14.19 Headings.

            Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

                  14.20 Exhibits.

            All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

                  14.21 Notices.

            Any notices to or requests of the Debtor by parties in interest under or in connection with the Plan shall be in writing and served either by
(i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

                  ABLE LABORATORIES, INC.
                  270 Prospect Plains Road
                  Cranbury, New Jersey  08512
                  Attn: Richard M. Shepperd

                  with copies to:

                  CADWALADER, WICKERSHAM & TAFT LLP
                  Co-Counsel for the Debtor and
                  Debtor-In-Possession
                  One World Financial Center
                  New York, New York 10281
                  Attn: Deborah J. Piazza, Esq.

                        - and-

                  CADWALADER, WICKERSHAM & TAFT LLP
                  Co-Counsel for the Debtor and
                  Debtor-In-Possession
                  1201 F Street N.W., Suite 1100
                  Washington, DC  20004
                  Attn: Mark C. Ellenberg, Esq.

                        -and-

                  LOWENSTEIN SANDLER PC
                  Co-Counsel for the Debtor and
                  Debtor-In-Possession
                  65 Livingston Avenue
                  Roseland, New Jersey  07068
                  Attn: Sharon Levine, Esq.
                        Timothy R. Wheeler, Esq.

                        -and-

                  DUANE MORRIS LLP
                  Attorneys for the Official Committee of Unsecured Creditors 744 Broad Street, Suite 1200
                  Newark, New Jersey 07102
                  Attn: Walter Greenhalgh, Esq.
                        David Stein, Esq.

                  14.22 Changes in Rates Subject to Regulatory Commission Approval.

            This Debtor is not subject to governmental regulatory commission approval of its rates.

Dated: Cranbury, New Jersey
       As of April 4, 2006

                                       ABLE LABORATORIES, INC

                                       By:   /s/ Richard M. Shepperd
                                          ----------------------------------
                                          Name:  Richard M. Shepperd
                                          Title: Director of Restructuring